UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2013, the Company issued a press release announcing that the Securities Exchange Commission has reversed the 2011 delisting of the Company’s stock on the NASDAQ Stock Market, LLC  and ordered that the Company’s stock be listed on the NASDAQ Stock Market.   The press release also discloses the Company’s receipt of a letter dated July 24, 2013 from the NASDAQ Stock Market notifying the Company that it is not in compliance with certain listing requirements.  The Company is in the process of remedying these deficiencies so that it can resume trading on the NASDAQ Stock Market.  Until then, the stock is trading on the OTC market under the symbol CTEK.

The press release is attached hereto as Exhibit 99.99.

The Exhibit furnished in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
99.99	Press Release dated July 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.
(Registrant)

Date:	July 29, 2013	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	Chief Executive Officer